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                                                                    EXHIBIT 99.2
                 NOTICE TO BROKERS, DEALERS, COMMERCIAL BANKS,
                       TRUST COMPANIES AND OTHER NOMINEES

                                  RELATING TO

                           OFFER BY HAWK CORPORATION
                                  TO EXCHANGE

   $            OF       % SENIOR NOTES DUE 2    (THE "NEW NOTES"), OF WHICH
  $            IN PRINCIPAL AMOUNT CONSTITUTES A CONSENT PAYMENT FOR CONSENTS
                                    RECEIVED
                     PRIOR TO THE CONSENT PAYMENT DEADLINE

                                      FOR

                  EACH $1,000 PRINCIPAL AMOUNT OF OUTSTANDING
               10 1/4% SENIOR NOTES DUE 2003 (CUSIP 420089AA2) OR
   SERIES B 10 1/4% SENIOR NOTES DUE 2003 (CUSIP 420089AC8) (THE "OLD NOTES")

 AND SOLICITATION OF CONSENTS TO AMEND THE INDENTURE RELATING TO THE OLD NOTES

PURSUANT TO THE PROSPECTUS AND CONSENT SOLICITATION STATEMENT DATED            ,
                                      2002

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
               ,   , 2002, UNLESS EXTENDED (SUCH DATE, AS THE SAME MAY BE
EXTENDED, THE "EXPIRATION DATE"). HOLDERS WHO WISH TO PARTICIPATE IN THE EXCHANGE OFFER MUST TENDER THEIR OLD NOTES PURSUANT TO THE EXCHANGE OFFER ON OR PRIOR TO THE EXPIRATION DATE. TENDERS OF OLD NOTES MAY BE WITHDRAWN AT ANY TIME BEFORE THE COMPANY NOTIFIES THE TRUSTEE FOR THE OLD NOTES THAT IT HAS RECEIVED VALID AND UNREVOKED CONSENTS REPRESENTING A MAJORITY IN AGGREGATE PRINCIPAL AMOUNT OF THE OLD NOTES.

THE CONSENT PAYMENT DEADLINE (THE TIME BY WHICH HOLDERS MUST TENDER IN ORDER TO RECEIVE THE CONSENT PAYMENT) WILL BE 5:00 P.M., NEW YORK CITY TIME, ON THE LATER TO OCCUR OF THE DATE THAT THE COMPANY RECEIVES THE REQUIRED CONSENTS TO AMEND
THE OLD INDENTURE OR           , 2002.

To:  Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees:

     Enclosed for your consideration is material relating to the offer by Hawk
Corporation, a Delaware corporation (the "Company") to exchange $          of
New Notes, of which $          in principal amount constitutes a consent payment
for consents received prior to the consent payment deadline, for each $1,000 principal amount of Old Notes and the solicitation of consents to amend the indenture relating to the Old Notes (together, the "Exchange Offer"), as
described in the Prospectus and Consent Solicitation Statement dated          ,
2002 (as the same may be amended, supplemented or modified from time to time, the "Prospectus") under the caption "The Exchange Offer -- Terms of the Exchange Offer."

     We are requesting that you contact your clients for whom you hold Old Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, or who hold Old Notes registered in their own names, we are enclosing the following documents:

          1.  the Prospectus;

          2. a Consent and Letter of Transmittal relating to the Old Notes for your use and for the information of your clients; and
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          3.  a form of letter which may be sent to your clients for whose account you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer.

     To participate in the Exchange Offer, a duly executed and properly completed Consent and Letter of Transmittal relating to the Old Notes (or facsimile thereof or Agent's Message in lieu thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent, and certificates representing the Old Notes, or a timely confirmation of a book-entry transfer of such Old Notes, should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Consent and Letter of Transmittal and the Prospectus.

     The Company will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Old Notes held by them as nominee or in a fiduciary capacity. The Company will not make any payments to brokers, dealers, or others soliciting acceptances of the Exchange Offer. Holders of Old Notes will not be obligated to pay or cause to be paid any securities transfer taxes applicable to the exchange of Old Notes pursuant to the Exchange Offer.

     Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to the Exchange Agent for the Exchange Offer at its address and telephone number set forth on the front of the Consent and Letter of Transmittal.

                                          Very truly yours,

                                          HAWK CORPORATION

     NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE CONSENT AND LETTER OF TRANSMITTAL.

Enclosures

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